SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                    _______________________

                            FORM 8-K

                         CURRENT REPORT
                    _______________________


             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934

                         April 24, 1998

         DATE OF REPORT (Date of earliest event reported)


                        BRASS EAGLE INC.
       (Exact name of registrant as specified in its charter)

     DELAWARE                 0-23385               71-0578572
  (State or other           (Commission           (IRS Employer
  jurisdiction of           File Number)       Identification Number)


 1203A North Sixth Street
 Rogers, Arkansas                                      72756
 (Address of principal                               (Zip Code)
 executive offices)

                           (501) 621-4390
         (Registrant's telephone number, including area code)

   Item 5.   Other Events.

        Registrant announced in a press release issued Friday, April 24, 1998, that it was recalling the lenses on certain Xtreme Vision 280 paintball goggles. The announcement stated that the recall was in response to questions that had been raised regarding the safety of older versions of the goggles. The recall will apply to all Xtreme Vision 280 goggles which have lenses that are not date-stamped and will involve the replacement of the lenses.

        In its press release, Registrant stated that no injuries have been reported to it as a result of goggle cracking or breakage.

        The manufacturer of the goggles, Leader of Montreal, Quebec, Canada, will participate in and assume the cost of the recall. Although Registrant expects that the recall will adversely affect sales of the Xtreme Vision 280 goggles, it believes that the impact on its financial condition will not be material.

        A copy of  the press  release is  attached hereto  as
   Exhibit 99 and is incorporated herein by reference.


   Item 7.   Exhibits

        99   Press Release  dated April  24, 1998, issued  by
   Registrant.

                           SIGNATURE

             Pursuant to  the requirements  of the Securities
   Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 BRASS EAGLE INC.


                                 By:  /s/  E. Lynn Scott
                                      ------------------
                                      E. Lynn Scott
                                      President and Chief
                                      Executive Officer


   Date: April 27, 1998

                         Exhibit Index




   Exhibit No.         Exhibit
   -----------         -------

        99             Press Release dated April 24, 1998
                       Issued by Registrant

                                                   EXHIBIT 99

                        BRASS EAGLE INC.

                         PRESS RELEASE

                         APRIL 24, 1998


   Questions have been raised regarding the safety of the Xtreme Vision 280 paintball goggles. In response Brass Eagle had the goggles tested at an independent lab, and they were certified as meeting all ASTM Standards. To date Brass Eagle has had zero injuries reported to us as a result of goggle cracking or breakage.

   However, there have been assertions of problems regarding older Xtreme Vision 280 goggles. Again there have been no injuries reported to us. To insure customer satisfaction and confidence, and after conferring with Leader (the manufacturer), Brass Eagle has decided to voluntarily recall the lenses on all Xtreme Vision 280 goggles where the lens itself is not date-stamped, and replace with new lenses. Details of the voluntary recall will be available very soon.